FOR IMMEDIATE RELEASE	NOVEMBER 22, 2017

Media Contact:

Julie Calzone

(337) 235-2924

jcalzone@calzone.com

Company Contacts:

Thomas J. Concannon, CEO

(908) 625-7811

tom.concannon@redhawkholdingscorp.com

G. Darcy Klug, Chairman and CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

REDHAWK ANNOUNCES FIRST QUARTER RESULTS

RedHawk Updates EcoGen Settlement, Announces Organizational Additions

Lafayette, Louisiana – RedHawk Holdings Corp. (OTCQB: IDNG) (“RedHawk” or the “Company”) announced today its results for the three-month period ended September 30, 2017 as it continues to methodically build and develop its branded generic pharmaceutical and medical device business.

For the three-month period ended September 30, 2017, the Company reported a smaller than expected consolidated net loss attributable to RedHawk of $55,464 on gross revenues of $67,893 as compared to a consolidated net loss attributable to RedHawk of $193,561 on gross revenues of $499,280 for the comparable three-month period ended September 30, 2016. The most significant change between the comparable three-month periods was the Company’s cash burn. During the three-month period ended September 30, 2017, RedHawk used cash of only $93,175 in its operating activities of which $94,455 was used to reduce trade debt as the Company continues to focus on reducing its short-term trade obligations. Excluding this reduction in trade debt, the Company’s operations would have been cash flow positive for the September 30, 2017 three-month period. Also, the cash burn from operations for the first quarter of fiscal 2018 was $150,844 better than the $244,019 of cash used by RedHawk in its operating activities during the comparable three-month period ended September 30, 2016 on far greater revenues.

RedHawk achieved this improved operating performance primarily by slashing European operating costs. Also, the Company initiated its previously announced revised marketing strategy to focus more on the sale of RedHawk’s own, more profitable, branded generic pharmaceuticals and less marketing emphasis on the sale of highly competitive and less profitable pharmaceutical products owned by third-parties. Under this new marketing strategy, the temporary reduction in top-line revenue is offset by significantly lower customer discounts, dramatically improved customer credit worthiness, consolidation of administrative personnel, lower overhead costs and an improved third-party distribution infrastructure. As future sales to Clinical Commissioning Groups and hospitals increase, RedHawk believes when fully implemented, this marketing strategy and distribution and administration improvements will continue to result in increased profitability and improved cash flows from its operating activities.

The Company also said it believes the implementation of this new marketing and distribution strategy now positions its branded generic pharmaceutical operations to successfully complete and integrate its previously announced European hospital license acquisition and strategic marketing and operational joint venture agreements.

In August 2017, the Company announced the execution of a non-binding letter of intent (“EU License Acquisition”) for the purchase of a portfolio of European (“EU”) hospital licenses to be combined with the portfolio of dossiers and licenses of EcoGen Europe Ltd. (“EcoGen”). The licenses to be acquired cover injectable anti-infective generic pharmaceuticals. RedHawk said it believes the acquisition of these licenses could result in the ultimate issuance of market authorizations in up to twelve (12) EU markets for seven (7) core anti-infective products including piperacillin-tazobactam (PipTaz), meropenum, imipenem/cilastatin and the four (4) most widely used cephalosporins.

In September 2017, RedHawk Pharma UK Ltd. (“RedHawk Pharma”), a wholly-owned subsidiary of RedHawk, announced it had agreed in principle to enter into definitive marketing and operational joint venture agreements (“Joint Venture Agreements”) with ICE Pharma Group (“IPG”), a United Kingdom-based generic pharmaceutical sales and compliance company. IPG is led by David K. Bilton, a pharmaceutical healthcare veteran with 35 years of experience in global strategic procurement, supply chain management and business development.

When the EU License Acquisition is complete, RedHawk Pharma will then own approximately 120 generic EU licensing assets. The Company expects to complete the EU License Acquisition and the Joint Venture Agreements by December 31, 2017.

EcoGen Share Transfer

On March 23, 2016, RedHawk Pharma UK Ltd initially acquired a 25% equity interest in EcoGen from Scarlett Pharma Ltd (“Scarlett”). On September 12, 2017 we completed a share transfer agreement wherein we increased our ownership in EcoGen to 75%. Under the terms of the agreement reached with Scarlett and its affiliate, they will surrender ten (10) million shares of RedHawk common stock, transfer to RedHawk approximately $300,000 of EcoGen preferred stock and other consideration in exchange for RedHawk assuming approximately $370,000 of obligations due to EcoGen. The RedHawk Shares were originally issued to Scarlett in connection with the Company’s March 2016 investment into EcoGen. Upon completion of the Agreement, Pharma will own approximately $635,000 of EcoGen’s preferred stock and 75% of EcoGen’s common stock. We are in the process of completing the necessary documents and expect this agreement will be finalized in the quarter ending December 31, 2017.

Organizational Changes

Mr. Steven C. Bader has been appointed to RedHawk’s Board of Directors effective immediately. Mr. Bader has over 13 years of experience with interstate trucking and is the President and owner of I-44 Express, a Missouri-based provider of long-haul interstate trucking. He also has more than 25 years of entrepreneurial experience in the janitorial supply and service industries and is the owner of Spencer Office Cleaning and Sundance Janitorial Supply Co. Mr. Bader is 54 years of age and attended the University of Missouri, St Louis.

Mr. Phillip Spizale has joined RedHawk as a healthcare advisor to the Company’s Board of Directors. Mr. Spizale has more than 20 years of sales and management experience in the healthcare industry and is currently the Chief Sales Officer for REVA, Inc., the largest fixed wing air medical transport service provider in the Americas. Prior to joining REVA, Mr. Spizale held various senior sales and managerial positions with Concentra Inc., a national health care provider of a wide range of medical services to employers and patients, including urgent care, occupational medicine, physical therapy, primary care, and wellness programs.

Mr. Spizale earned his Masters of Business Administration from Webster University in St. Louis and holds a Bachelors of Arts degree in Communication from Loyola University in New Orleans.

There are no transactions reportable pursuant to Item 404(a) of Regulation S-K in connection with either Mr. Bader’s or Mr. Spizale’s appointment.

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About RedHawk Holdings Corp.

RedHawk Holdings Corp., formerly Independence Energy Corp., is a diversified holding company which, through its subsidiaries, is engaged in sales and distribution of medical devices, sales of branded generic pharmaceutical drugs, commercial real estate investment and leasing, sales of point of entry full-body security systems, and specialized financial services. Through its medical products business unit, the Company sells WoundClot Surgical - Advanced Bleeding Control, the Sharps and Needle Destruction Device (SANDD™), and the Carotid Artery Digital Non-Contact Thermometer. Through our United Kingdom based subsidiary, we manufacture and market branded generic pharmaceuticals, certain other generic pharmaceuticals known as “specials” and certain pharmaceuticals outside of the United Kingdom’s National Health Service drug tariff referred to as NP8’s. Our real estate leasing revenues are generated from various commercial properties under long-term lease. Additionally, RedHawk’s real estate investment unit holds limited liability company interest in a commercial restoration project in Hawaii. The Company’s financial service revenue is from brokerage services earned in connection with debt placement services. RedHawk Energy holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full-body x-ray scanner.

Cautionary Statement Regarding Forward-Looking Statements

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.